STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.	Name of Statutory Trust: Monteagle Funds

2.	The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

See Exhibit A attached hereto.
[set forth amendment(s)]

3.	(Please complete with either upon filing or it may be a future effective date that is within 90 days of the file date) This Certificate of Amendments shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 13th day of September, 2013 A.D.

By:	/s/ Brian J. Green
Trustee

Name:	Brian J. Green, Chairman of the Board of Trustees
Type or Print

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF TRUST

Exhibit A

The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

The last paragraph of Section 2.06 of the Trust Instrument is hereby deleted in its entirety and replaced with the following:

SECTION 2.06 ESTABLISHMENT OF SERIES OF CLASS.

Each Series and Class thereof of the Trust and their attributes will be set forth in the then current registration statement for the Trust filed with the Securities and Exchange Commission.